QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

MortgageIT Holdings, Inc. Reports Third Quarter 2004 Financial Results

  •
  Reports $3.1 billion in mortgage funding volume, including Company-record $1.9 billion in purchase (non-refinance) mortgage fundings

  •
  Initial dividend expected to be $0.40 to $0.44 per share to be declared by year-end

        New York, N.Y., November 8, 2004—MortgageIT Holdings, Inc. (NYSE: MHL) today announced results for the third quarter ended September 30, 2004, and provided guidance on its anticipated initial dividend, to be declared before the end of 2004.

        Results for the quarter reflect our operations as a real estate investment trust (REIT) and a mortgage banker from August 4, 2004 through September 30, 2004, and operations for July 1, 2004 to August 3, 2004 exclusively of our mortgage banking business, MortgageIT, Inc., which we now own and operate as our taxable REIT subsidiary (TRS). The Company's fourth quarter financial results will reflect for the first time a full three-month period of REIT operations. By year-end 2004, the Company plans to have transferred approximately $2.4 billion of self-originated loans to its investment portfolio, and its financial results for the third quarter of 2004 reflect this ramp-up period.

  •
  Third quarter loan funding volume was $3.1 billion. Included in this volume is a Company-record $1.9 billion in purchase (non-refinance) mortgage funding volume and a Company-record $1.7 billion in adjustable rate mortgage (ARM) funding volume.

  •
  As of September 30, 2004, the Company had transferred $941 million of loans from the TRS into its investment portfolio, and had designated for transfer an additional $192 million of funded loans, keeping the Company on track to meet its objective of building a $2.4 billion fully self-originated mortgage loan investment portfolio by year-end.

  •
  The Company's pro forma consolidated net loss amounted to $2.6 million, which excludes preferred stock dividends, or $0.14 per diluted share computed on a pro forma basis. For the quarter ended September 30, 2004, the Company reported an actual consolidated net loss attributable to common stockholders of $3.2 million, or $0.24 per diluted share.

  •
  On September 30, 2004, the Company completed its first loan securitization, a public offering of approximately $808.4 million of notes backed by residential, first-lien ARM and hybrid ARM loans. The mortgage pool collateralizing this securitization has a weighted average coupon, or WAC, of 5.36%, an average FICO score of 731, an average loan-to-value ratio, or LTV, of 74.5%, and an average loan size of $290,035.

	For the three months ended Sept. 30,		For the nine months ended Sept. 30,
Loan Funding Information
	2004	2003	2004	2003
Loan Fundings	$3.1 billion	$3.4 billion	$8.7 billion	$9.7 billion
% Refinance	40%	71%	51%	74%
% Purchase Money	60%	29%	49%	26%
% ARM loans	53%	25%	41%	22%
Loans Sold and Brokered to Third Parties	$2.6 billion	$3.8 billion	$7.4 billion	$10.1 billion

        Doug Naidus, Chairman and Chief Executive Officer, commented, "The Company's third quarter was highly successful. Our national mortgage lending business continues to perform very well. Total loan funding volume was at the high end of our expectations and we set Company records in both purchase money mortgage (non-refinance) and ARM funding volume. Most importantly, we increased our self-originated investment loan portfolio to $1.1 billion, including loans designated for transfer from our TRS, keeping us on track to meet our goal of funding our investment portfolio to $2.4 billion by year-end. Looking ahead, we anticipate declaring our first dividend in the fourth quarter, which we expect to be $0.40 to $0.44 per share, reflecting the Company's strong performance since our IPO."

        Outlook and Guidance

  •
  The Company expects to increase its fully-leveraged, self-originated investment loan portfolio to $2.4 billion by year-end 2004.

  •
  Loan funding volume totaled $8.7 billion for the first nine months of 2004, and the Company anticipates fourth quarter loan funding volume of $3.1 billion to $3.5 billion, which would represent an increase of 38% to 62% over the same period in 2003.

  •
  The Company expects to declare its initial dividend in the fourth quarter of 2004, which will represent the distribution of earnings for the period from the Company's reorganization and initial public offering on August 4, 2004 through year end. The dividend is expected to be between $0.40 and $0.44 per share. The Company expects to declare its first full regular quarterly dividend in the first quarter of 2005.

        Third Quarter Segment Results

        Mortgage investment operations.    The REIT's investment portfolio generated net income of $1.6 million, or $0.08 per diluted pro forma share. The REIT reported net interest income of $2.6 million on average earning assets of $481.6 million in its first two months of operations. It is important to note that the dividend we expect to declare in the fourth quarter will be determined based on REIT taxable income from August 4, 2004 to 2004 year-end.

        Mortgage banking operations.    The TRS generated an after-tax loss of $68,000. Our performance in the third quarter of 2004 was lower than the comparable period in 2003 primarily as a result of an after-tax hedging loss of $2.1 million and lower margins, partially offset by lower expenses. The hedging loss was associated with the initial aggregation of ARM loans that were subsequently sold to third-party investors when our IPO was delayed.

        Eliminations in consolidation.    In consolidation, approximately $4.2 million of income was eliminated. This primarily relates to the elimination of gains resulting from the sale of $941 million of ARM loans from the TRS to the REIT.

        In the text above and in the tables provided at the end of this press release, the Company presents both actual (GAAP) and pro forma data, which adjusts the historical data to give effect to the reorganization and the consummation of our initial public offering (assuming the reorganization and the initial public offering were each consummated on January 1, 2003). Management believes this pro forma data is useful because the Company had not completed its reorganization into a REIT or its initial public offering until August 4, 2004, and the issuance of its shares pursuant to these transactions is not fully reflected in our third quarter 2004 financial statements but will be fully reflected in future financial reports.

        Conference Call Information

        MortgageIT Holdings, Inc. will hold an investor conference call to discuss third quarter financial performance at 10:00 a.m. Eastern Time, Tuesday, November 9, 2004. Interested parties may listen to the call by dial 888-277-8636 (U.S.), or 973-582-2785 (International), or by visiting the MortgageIT Holdings corporate website, http://www.mortgageitholdings.com, to listen to a live conference call webcast. A replay of the conference call will be available through November 16, 2004 at midnight ET. The replay can be accessed by dialing 877-519-4471 (U.S.), and 973-341-3080 (International). The pass code for the replay is 5265029. An archived replay of the webcast will also be available on the Company's corporate website.

        About MortgageIT Holdings, Inc.

        MortgageIT Holdings, Inc. (NYSE: MHL) was formed to act as the holding company of MortgageIT, Inc. (MortgageIT), its wholly owned residential mortgage lending subsidiary. MortgageIT is a full-service residential mortgage banking company that is licensed to originate loans throughout the United States. MortgageIT originates single-family residential mortgage loans of all types, with particular focus on prime adjustable-rate (ARM) and fixed-rate, first-lien residential mortgage loans. MortgageIT Holdings is organized and conducts its operations to qualify as a real estate investment trust (REIT) for federal income tax purposes. MortgageIT is organized and operates as MortgageIT Holdings' taxable REIT subsidiary.

        Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our ability to fund a fully-leveraged, self-originated loan portfolio, our anticipated loan funding volume and our ability to pay dividends. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. MortgageIT Holdings can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from MortgageIT Holdings' expectations include, but are not limited to, MortgageIT's continued ability to originate new loans, including loans that we deem suitable for our securitization portfolio; changes in the capital markets, including changes in interest rates and/or credit spreads; and other risks detailed in MortgageIT Holdings' Registration Statement on Form S-11 that was declared effective by the Securities and Exchange Commission (SEC) on July 29, 2004 and from time to time in MortgageIT Holdings' SEC Reports. Such forward-looking statements speak only as of the date of this press release. MortgageIT Holdings expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

        For additional information contact:

Investors
Sean McGrath
MortgageIT Holdings, Inc.
646-346-8700

Media
Joe Lobello
Brainerd Communicators, Inc.
212-986-6667

MortgageIT Holdings, Inc.
Condensed Consolidated Income Statements
(in thousands, except per share data)
(unaudited)

	Three months ended		Nine months ended
	Sept. 30, 2004	Sept. 30, 2003	Sept. 30, 2004	Sept. 30, 2003
Revenues:
Gain on sale of mortgage loans	$14,269	$23,552	$51,941	$65,810
Brokerage revenues	8,955	18,013	29,543	48,818
Net interest income	8,879	3,309	15,487	8,172
Other	248	39	265	960
Total revenues	32,351	44,913	97,236	123,760
Operating expenses:
Compensation and employee benefits	20,492	21,603	56,923	59,886
Processing expenses	7,165	8,043	16,944	22,039
General and administrative expenses	2,811	2,255	7,614	7,170
Rent	1,990	1,744	5,663	4,885
Marketing, loan acquisition and business development	902	1,634	3,127	5,023
Professional fees	792	973	1,851	2,345
Depreciation and amortization	686	621	1,956	1,786
Total operating expenses	34,838	36,873	94,078	103,134
Income (loss) before income taxes	(2,487)	8,040	3,158	20,626
Income taxes	144	2,016	2,403	4,801
Net Income (loss)	(2,631)	6,024	755	15,825
Dividends on convertible redeemable preferred stock, accrued and unpaid	587	1,604	3,947	4,658
Net income (loss) attributable to common Stockholders	$(3,218)	$4,420	$(3,192)	$11,167
Net income (loss) per share of common stock(1):
Basic	$(0.24)	$8.55	$(0.66)	$21.60
Diluted	$(0.24)	$1.30	$(0.66)	$3.47
Weighted average number of shares—basic	13,451	517	4,861	517
Weighted average number of shares—diluted	13,451	4,645	4,861	4,562
Pro forma amounts(2):
Net income (loss)	$(2,631)	$6,024	$755	$15,825
Dividends on convertible redeemable preferred stock, accrued and unpaid	—	—	—	—
Net income attributable to common stockholders	$(2,631)	$6,024	$755	$15,825
Net income per share of common stock:
Basic	$(0.14)	$0.32	$0.04	$0.83
Diluted	$(0.14)	$0.32	$0.04	$0.83
Weighted average number of shares—basic	19,405	19,049	19,405	18,966
Weighted average number of shares—diluted	19,405	19,049	19,405	18,966

(1)
Reflects the impact on net income per share attributable to common stockholders, on a retroactive basis, for all periods presented, assuming that the exchange of all common shares of MortgageIT (assuming each share of the Company's common stock was exchanged for approximately 12.80 shares of MortgageIT) pursuant to the reorganization (as described in the Company's Registration Statement on Form S-11 that was declared effective by the Securities and Exchange Commission on July 29, 2004) had occurred on January 1, 2003.

(2)
Reflects the impact on net income available to common stockholders and net income per share, on a retroactive basis, for all periods presented, assuming that each of the following events had occurred on January 1, 2003: (i) the exchange of all common and preferred shares of MortgageIT (assuming each share of the Company's common stock was exchanged for approximately 12.80 shares of MortgageIT) pursuant to the reorganization (as described in the Company's Registration Statement on Form S-11 that was declared effective by the SEC on July 29, 2004); and (ii) the Company's initial public offering.

MortgageIT Holdings, Inc.
Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	As of September 30, 2004	As of December 31, 2003
ASSETS
Cash and cash equivalents	$79,597	$22,261
Restricted cash	920	1,517
Marketable securities held to maturity, pledged to creditors	1,420	1,419
Portfolio ARM loans
ARM loans collateralizing debt obligations, net	818,829	—
ARM loans held for securitization, net	321,086	—
Total Portfolio ARM loans	1,139,915	—
Mortgage loans held for sale pledged to secure warehouse line	422,213	322,012
Hedging instruments	11,913	—
Accounts receivables, net of allowance	24,542	10,301
Prepaids and other current assets	6,800	5,481
Goodwill	11,639	11,665
Property and equipment, net	5,087	5,324
Total assets	$1,704,046	$379,980
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Liabilities
Collateralized debt obligations, net	$749,900	$—
Warehouse lines payable	696,778	300,699
Hedging instruments	159	—
Note payable and other debt	15,000	1,125
Accounts payable, accrued expenses and other liabilities	42,966	30,996
Total liabilities	1,504,803	332,820
COMMITMENTS AND CONTINGENCIES
Convertible redeemable preferred stock: 22,000,000 shares authorized; 15,082,973 issued and outstanding	—	62,557
STOCKHOLDERS' EQUITY (DEFICIT)
MortgageIT Holdings common stock, $.01 par value; 125,000,000 shares authorized; 19,405,000 issued and outstanding	194	—
MortgageIT, Inc. common stock, Class A, $01 par value; 1,895,000 shares authorized; 518,290 issued and outstanding(1)	—	5
Additional paid-in capital	233,909	3,955
Unearned compensation—restricted stock	(2,455)	—
Accumulated other comprehensive income (loss)	(9,856)	—
Accumulated deficit	(22,549)	(19,357)
Total stockholders' equity (deficit)	199,243	(15,397)
Total liabilities and stockholders' equity (deficit)	$1,704,046	$379,980

MortgageIT Holdings, Inc.
Segment Information
(in thousands)

(unaudited)

	Three months ended		Nine months ended
	Sept. 30, 2004	Sept. 30, 2003	Sept. 30, 2004	Sept. 30, 2003
Revenues:
Mortgage investment operations	$2,599	$—	$2,599	$—
Mortgage banking operations	34,437	44,913	99,322	123,760
Eliminations	(4,685)	—	(4,685)	—

Consolidated revenues	$32,351	$44,913	$97,236	$123,760

Net income (loss):
Mortgage investment operations	$1,626	$—	$1,626	$—
Mortgage banking operations	(68)	6,024	3,318	15,825
Eliminations	(4,189)	—	(4,189)	—

Consolidated income (loss)	$(2,631)	$6,024	$755	$15,825

	At Sept. 30, 2004	At Sept. 30, 2003
Segment assets:
Mortgage investment operations	$1,037,603	$—
Mortgage banking operations	676,639	379,980
Eliminations	(10,196)	—

Consolidated assets	$1,704,046	$379,980

[Reconciliation Table Follows]

MortgageIT Holdings, Inc.
Reconciliation of Actual (GAAP) Weighted Average Number of Shares to
Pro Forma Weighted Average Number of Shares
(in thousands)
(unaudited)

	Three months ended		Nine months ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Actual weighted average number of shares—basic	13,451	517	4,861	517
Add weighted average share adjustment	5,954	—	14,544	—
Add assumed shares issued in connection with the reorganization	—	4,128	—	4,045
Add shares issued in connection with initial public offering	—	14,600	—	14,600

	19,405	19,245	19,405	19,162
Less adjustment to assumed shares issued in connection with the reorganization to reflect cash issued in exchange for shares and options	—	(196)	—	(196)

Pro forma weighted average number of shares—basic	19,405	19,049	19,405	18,966

Actual weighted average number of shares—diluted	13,451	4,645	4,861	4,562
Add weighted average share adjustment	5,954	—	14,544	—
Add assumed shares issued in connection with the reorganization	—	—	—	—
Add shares issued in connection with initial public offering	—	14,600	—	14,600

	19,405	19,245	19,405	19,162
Less adjustment to assumed shares issued in connection with the reorganization to reflect cash issued in exchange for shares and options	—	(196)	—	(196)

Pro forma weighted average number of shares—diluted	19,405	19,049	19,405	18,966

QuickLinks

MortgageIT Holdings, Inc. Reconciliation of Actual (GAAP) Weighted Average Number of Shares to Pro Forma Weighted Average Number of Shares (in thousands) (unaudited)